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                                                                     Exhibit 2

                            SHARE PURCHASE AGREEMENT

         SHARE PURCHASE AGREEMENT (the "Agreement") entered into on June 29, 1995 by and between SKF GmbH with its registered office in Schweinfurt ("Seller"), TransTechnology Seeger-Orbis GmbH (currently doing business under the name "kimo Buroservice GmbH") with its current registered office in Kronberg and with its future registered office in Konigstein ("Purchaser"), and TransTechnology Corporation, a Delaware corporation ("TTC").

         WHEREAS, Seller is the sole owner of all of the equity interests in the aggregate nominal amount of DM 14,600,000 (Deutsche Mark fourteen million six hundred thousand) (the "German Shares") in Seeger-Orbis GmbH with its registered office in Konigstein (the "German Company"); and

         WHEREAS, the German Company owns (i) all of the issued and outstanding shares of Anderton International Ltd. with its registered office in Bingley, U.K. (the "UK Company"), consisting of 1,200,000 ordinary shares, with a par value of one British Pound each (the "UK Shares"), and (ii) 4,215,343 quotas, with a par value of R$1 each, of a total of 4,215,344 issued and outstanding quotas (the "Brazilian Shares" and, collectively, together with the German Shares and the UK Shares, the "Shares"), of Seeger-Reno Industria e Commercia Ltda. with its registered office in the City of Diadema, Brazil (the "Brazilian Company" and, collectively, together with the German Company and the UK Company, the "Companies"); and

         WHEREAS, concurrent herewith an affiliate of the Seller is selling and Purchaser is acquiring, or causing to be acquired through an affiliate, certain of the assets relating to the business of developing, manufacturing, distributing and marketing of retaining rings of such Seller affiliate located in Somerset, New Jersey, USA, or used or held by such Seller affiliate in the


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United States (collectively, the "US Assets") and Purchaser intends to assume, or cause to be assumed through an affiliate certain of the liabilities relating to such business (collectively, the "US Liabilities" and, together with the US Assets, the "US Business") pursuant to a separate agreement (the "US Asset Agreement"); and

         WHEREAS, Seller intends to sell and transfer all of the equity interests in the German Company, and Purchaser intends to acquire all of the shares in the German Company subject to the terms and conditions herein contained.

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.     Sale and Purchase and Assignment and Transfer of the German Shares.

1.1 Pursuant to the terms and conditions of this Agreement, Seller hereby sells and assigns to Purchaser and Purchaser hereby purchases and accepts the transfer from Seller of all of the equity interests in the German Company, consisting of one equity interest in the nominal amount of DM 12,000,000.-(Deutsche Mark twelve million) and one equity interest in the nominal amount of DM 2,600,000.-(Deutsche Mark two million six hundred thousand).

       The assignment by the Seller shall be conditioned upon (i) the receipt of the Purchase Price (as defined below) by the Seller pursuant to Section 2 hereof, and (ii) the retirement of the Financial Debt of the Companies (as defined in Section 3.27 below) by the Purchaser pursuant to Section
       6.6. below.

1.2 The execution of this Agreement by the Seller also constitutes the shareholder consent to the transfer of the German Shares as required by
       Section 5 para. 1 of the German Company's Articles of Association.


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1.3    Upon transfer of the German Shares, Buyer shall be entitled to the profits relating to the German Shares for the whole fiscal year of 1995.

2.     Consideration

       The consideration to be paid hereunder by the Purchaser to the Seller, or to entities designated by the Seller, for the German Shares shall be DM 47,456,000 (the "Purchase Price"). An amount of DM 45,221,000 of the Purchase Price shall be payable by wire transfer in funds available on the date hereof; the remainder of the Purchase Price in the amount of DM 2,235,000 shall be payable by delivery to the Seller of a promissory note (abstraktes Schuldanerkenntnis) in favor of the Seller which the Purchaser shall deliver to the Seller on the date hereof. TTC hereby separately guarantees the payment of the Purchase Price.

       The consideration for the US Business shall be payable in accordance with the US Asset Agreement.

3.     Representations, Warranties, Guarantees and Covenants of the Seller

       The Seller represents, warrants, covenants and guarantees ("sichert zu i.S.v. Section 463 Satz 1 BGB und garantiert selbststandig") to Purchaser that:

3.1    Organization

       Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Companies has the corporate power to carry on its business as it is now being conducted.


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3.2   Interest in Other Entities

      Except as set forth in Schedule 3.2, none of the Companies has a direct or indirect ownership in any other corporation, joint venture, partnership and other enterprise. Except as set forth in Schedule 3.2, the Companies are not subject to any conditional transfer agreements or similar arrangements which provide for the transfer of complete or partial ownership in any corporation, joint venture, partnership or other enterprise to any of the Companies.

3.3   Key Management, Distributors, Agents

      The name and title of each managing director, executive and other key manager of the Companies is set forth in Schedule 3.3 hereto.

      Schedule 3.3 hereto also sets forth a true and complete list of all distributors and agents who are acting for and on behalf of any of the Companies or in connection with the marketing or distribution of any products of any of the Companies, and the nature of each of the Companies' commitments and obligations to any such distributor or agent. The distribution and agency agreements to which the Companies are a party and all amendments thereto are in full force and effect and contain no unusual provisions. To the knowledge of the Seller, there are no actions, suits, proceedings, investigations or claims now pending or threatened against any of the Companies initiated by any distributor or agent of the Companies outside the ordinary course of business, except as indicated on
      Schedule 3.3.





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3.4   Articles of Association

      Seller has furnished to Purchaser true and accurate copies of the Articles of Association or comparable charter or organizational documents of each of the Companies and all amendments thereto in effect on the date hereof.

3.5   Capitalization

      The authorized capital of each of the Companies is as set forth on
      Schedule 3.5 hereto and the number or amount of capital shares, stock or equity interests in each Company is currently owned by the entities as described on such Schedule.

      Seller is the sole legal and beneficial owner, free and clear of any liens, claims or encumbrances, of all of the German Shares and has full capacity and authority to enter into and perform this Agreement and to transfer good and valid title to the German Shares free and clear as aforesaid. The German Shares constitute all of the equity interests issued by the German Company. All of the German Shares are fully paid and non-assessable. None of the German Shares were issued in violation of pre-emptive rights of a shareholder of the German Company. All of the German Shares have been issued in full compliance with all applicable laws of the Federal Republic of Germany. Any and all stated capital increases or decreases of the German Company have been effected in full compliance with the laws of the Federal Republic of Germany and will not lead to any claims against a shareholder of the German Company. There are no outstanding subscriptions, calls, options, warrants, rights, contracts, commitments or undertakings to which the Seller or the German Company is a party or by which the Seller or the German Company is bound relating to the German Shares. All capital contributions in kind regarding the German Shares have been made and had at least the full value at which they



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      were transferred and accepted.  No distributions have been made by the
      German Company in violation of the rules on the maintenance of stated capital ("Kapitalerhaltungs-grundsatz").

      Seller guarantees that the German Company is the sole legal and beneficial owner, free and clear of any liens, claims or encumbrances of all of the UK Shares and all of the Brazilian Shares and that it has the full capacity and authority to consummate the transactions contemplated herein and to transfer good and valid title to the UK Shares and the Brazilian Shares, respectively, being free and clear as aforesaid. The UK Shares constitute all of the shares of the UK Company. The Brazilian Shares constitute all of the quota of the Brazilian Company with the exception of one quota, with a par value of R$1. All of the UK Shares and the Brazilian Shares are fully paid and non-assessable. None of the UK Shares and Brazilian Shares have been issued in violation of pre-emptive rights of any shareholder of the respective Company. All of the UK Shares and the Brazilian Shares have been issued in full compliance with applicable law. There are no outstanding subscriptions, calls, options, warrants, rights, contracts, commitments or understandings to which the German Company or any of the respective Companies is a party or by which the German Company or any of the respective Companies will be bound relating to the UK Shares or the Brazilian Shares.

      None of the German Shares are or will be subject to any restrictions with respect to their transferability.

      The Shares do not constitute all or substantially all of the assets of the Seller (Section 419 German Civil Code "BGB").


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3.6    No Defaults

       The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not (i) violate any provision of applicable law or the Articles of Association (or comparable charter or organizational documents) of the Seller or any of the Companies, (ii) violate any provisions of, or grant to any third party the right to terminate, or result in the acceleration of any obligation under any governmental license or other authorization, loan document, agreement, mortgage, lien, lease, instrument, order, arbitration award, judgment or decree to which the Seller or any of the Companies is a party or by which it is bound, or (iii) affect any of the Companies' legal qualifications to carry on its business.

3.7    Governmental Approval

       No authorization, consent or approval of, or filing with, any public body or authority is necessary on the part of Seller or any of the Companies in connection with the consummation by Seller of the transactions contemplated in this Agreement.

3.8    Financial Statements

       Seller has provided to Purchaser true and complete copies of (i) financial statements of the German Company and the UK Company consisting of the audited balance sheet and statement of income as of December 31, 1994, (ii) financial statements of the Brazilian Company consisting of the unaudited balance sheet and statement of income as of December 31, 1994, (iii) unaudited financial statements of each of the individual Companies consisting of the balance sheets and income statements as of April 30, 1995, and (iv) the proforma unaudited consolidated balance sheet and income statement of the Companies as of


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       December 31, 1994 (collectively, the "Financial Statements").

       The Financial Statements of each of the Companies have been prepared in accordance with internationally generally accepted accounting principles guided by the SKF Financial Manual, a complete and current copy of which has been furnished to Purchaser. The Financial Statements (including any related notes) present a true and fair view of the financial position and the results of operations of the Companies.

       In addition, not forming part of the Financial Statements, Seller provided Purchaser with other true and correct historical financial data of the Company.

3.9    Tax Liabilities

       Each of the Companies has duly and timely filed all federal, state, municipal, local and foreign income, excise, property, sales and other tax returns which are required to be filed for taxable periods ending prior to the date hereof or on the date hereof and has or will have paid or established adequate reserves which are fully reflected in the Financial Statements for all due taxes with respect to tax periods ending prior to or on December 31, 1994. Each of the Companies has paid or fully accrued on its books an amount (which is adequately reflected in the Financial Statements) sufficient to pay taxes in respect of such periods which are not yet due and payable. There are no agreements, waivers or other arrangements, presently in effect or contemplated, with any governmental agency which provide for an extension of the time for filing any returns or the assessment of any tax or deficiency, nor are there any actions, suits, proceedings, investigations or claims now pending against any of the Companies in respect of any tax or assessment, or any matters under discussion between the Seller or any of the Companies and any authority relating to any taxes


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        or assessments asserted by any such authority against any of the
        Companies. No Company is a party to, or bound by, or has any obligation under a tax sharing or similar agreement.


3.10    No Undisclosed Liabilities


        Except as may be set forth in Schedule 3.10, none of the Companies has any liability of any nature, whether absolute, contingent, accrued or otherwise, which exceeds DM 40,000 individually and DM 160,000 in the aggregate and (i) which is not the subject of any schedule hereto, (ii) which should have been, but is not reflected in or reserved for in the Financial Statements, (iii) which is in excess of the amount shown or reserved for in the Financial Statements, or (iv) which has been incurred other than in the ordinary course of business since the date of the Financial Statements.


        Except as listed in Schedule 3.10, no contractual relationships between any of the Companies on the one hand and the Seller and/or related companies controlled by or under common control with the Seller on the other hand are in existence.


3.11    Changes in Condition


        Except as has been disclosed to the Purchaser, there have not been, prior to the date hereof, in any of the Companies since December 31, 1994:


3.11.1 Any changes in the corporate and financial structure, properties, assets or liabilities of any of the Companies which have or are reasonably expected to have a Material Adverse Effect. "Material Adverse Effect" means an effect which, relates to an occurrence, event or condition prior to the date hereof and which, directly or indirectly, subjects the Companies or their respective businesses taken as a whole to any liability, damage,


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        deficiency, loss, cost or expense of DM 600,000 or more in the aggregate or which otherwise has or is likely to have a material adverse impact on the financial condition, business or operations of any of the Companies (other than a matter of general economic or political nature which does not affect the Companies uniquely);


3.11.2 Any material change in the accounting methods or practices followed by any of the Companies, or any material change in depreciation, amortization or inventory valuation policies or rates theretofore used or adopted;


3.11.3 Any sale, lease, abandonment or other disposition by any of the Companies, of any real property, or, other than in the ordinary course of business, of any machinery, equipment or other operating property, or any sale, assignment, transfer, license or other disposition by any of the Companies of any Intellectual Property (as hereinafter defined);


3.11.4 Any declaration or payment of any dividend or other distribution on or in respect of equity interests or shares of the capital stock of any of the Companies, or any direct or indirect redemption, retirement, purchase or other acquisition by any of the Companies of any such equity interests or shares; or


3.11.5 Any other occurrence, event or condition (i) not in the ordinary course of business; and (ii) specifically relating to the operations of any of the Companies (as opposed to those resulting from general economic, financial or market conditions or circumstances generally affecting the lines of business in which any of the Companies is engaged or resulting from the announcement of this Agreement) which, to the knowledge of the Seller or the Companies is expected to have a Material Adverse Effect.


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3.12    Ordinary Course of Business


        Between December 31, 1994 and the date hereof, the operations and financial matters of each of the Companies have been conducted in substantially the same manner as heretofore, in compliance with orderly business practices, with the care of a prudent businessman and in material compliance with all applicable laws and regulations.


3.13    Insurance


        Each of the Companies has the usual and necessary insurance coverage for its assets and business until the date hereof, at which time such insurance coverage terminates. There are no material defaults with respect to any provision contained in any insurance policy, nor has there been a failure to pay any premiums thereunder or to give any notice or present any material claim thereunder in a due and timely fashion. There is no occurrence potentially giving rise to material claim under any insurance policy with respect to which a claim has not been asserted or for which a provision has not been made.


3.14    Contracts


3.14.1 Schedule 3.14 hereto contains a complete and accurate list of the Material Contracts (as hereinafter defined) to which any Company is a party and is bound on the date hereof. Except as may be set forth in
        Schedule 3.14, all Material Contracts to which any of the Companies is a party are valid and binding agreements of the respective Company and, to the knowledge of the Seller or the Companies, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting enforcement of creditors' rights and to general principles of equity) and are in full force and effect, enforceable against



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        such other parties thereto in accordance with their terms.  There exists no breach or default of any Material Contract by any Company, or to the knowledge of Seller or the Companies, by another party thereto, nor has any event occurred which with the passage of time or giving of notice would constitute a default thereunder, which would permit the cancellation or rescission of such Material Contract or would lead to a claim in excess of DM 40,000. No outstanding claims or receivables under any Material Contract in excess of DM 40,000 in the single case and DM 160,000 in the aggregate are subject to expire pursuant to any statute of limitations prior to August 1, 1995.


3.14.2 A "Material Contract" shall mean any contract, agreement, commitment, arrangement, or series of related contracts or arrangements of any kind affecting the business of any of the Companies either (i) with a duration in excess of twelve (12) months from the date of this Agreement and which involves annual payments or receipts by any of the Companies of DM 160,000 or more or (ii) which involves total payments or receipts by any of the Companies over the term of the contract of DM 320,000 or more. In addition, "Material Contract" shall mean any power of attorney or guarantee which could have a material impact on the business of any of the Companies.


3.15    Claims


        Except as set forth in Schedule 3.15, there is, to the knowledge of the Seller and the Companies, (i) no suit, action or claim; (ii) no investigation or inquiry by any administrative agency or governmental body; and (iii) no legal, administrative or arbitration proceeding pending or, after due inquiry, threatened, against any of the Companies or any of their respective properties, assets or business or to which any of the Companies is a party involving DM 80,000 or more.




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3.16    Compliance with Laws


        Except as set forth in Schedule 3.16, administrative approvals, licenses and registrations which are necessary to operate and continue the business and operations of each of the Companies are without exception existing and valid. To the knowledge of the Seller or any of the Companies, there are no past or present circumstances specifically relating to a Company which would justify a revocation or a limitation of these approvals, licenses and registrations or which would justify the imposition of additional requirements. The businesses and operations of the Companies are presently being operated in material compliance with all applicable domestic and foreign laws, rules, regulations, approvals, licenses, registrations and other legal requirements, of which failure to comply with could have a Material Adverse Effect.


3.17    Labor Issues and Key Management


        Schedule 3.17 hereto contains (a) a complete and accurate list of the employment and consulting agreements to which any of the Companies is a party or by which any of the Companies is bound pursuant to which it is obligated to pay a total annual compensation of DM 100,000 or the equivalent thereof, and (b) a description of the termination notice provisions. The Seller has furnished the Purchaser the true and correct copies of such employment and consulting agreements. None of the Companies is subject to any collective bargaining agreements except as disclosed in Schedule 3.17 hereto, nor, are there any facts, to the knowledge of the Seller or any of the Companies, of any threatened labor dispute. The Seller has furnished the Purchaser with true and correct copies of all agreements between any of the Companies and their employees as a whole ("Betriebsvereinbarungen"). Neither the Purchaser nor the Companies will enter into any agreements or commitments with Hans Adams, presently Managing Director


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        (Geschaftsfuhrer) of the German Company, who will, without any costs or liabilities to the Companies and/or the Purchaser, resign as Geschaftsfuhrer of the German Company effective as of the date hereof.


3.18    Employee Benefit Plans


        Except for plans set forth or described on Schedule 3.18 hereto, no Company maintains or contributes to any employee pension benefit or welfare plan or medical benefit plan, or any other severance, bonus, stock option, stock purchase, retirement insurance, profit sharing, or defined compensation plan, agreement or arrangement for the benefit of current or former employees ("Employee Plans") nor will any Company take any action directly or indirectly to obligate it under, or to institute any such Employee Plan.


        Except as set forth in Schedule 3.18, proper provisions or reserves regarding funding of any Employee Plan have been included in the Financial Statements in respect of any of the Companies' pension obligations towards current or former employees of the Companies.


3.19    Machinery and Equipment


        The machinery and equipment regularly being used by the Companies in their businesses are adequate to the business of each of the Companies as they are currently being conducted, and such machinery and equipment is in a good repair (save for reasonable wear and tear and subject to normal maintenance requirements), and is either owned by the respective Company free and clear of all liens or encumbrances whatsoever or is leased under valid leases which will not be affected by the consummation of the transactions contemplated by this Agreement.




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3.20    Title to Assets


        Each of the Companies has good title to all of its assets, which assets are not subject to any material liens, mortgages, pledges, encumbrances or charges of any kind except for retention of title agreements entered into in the ordinary course of business.


3.21    Inventory


        Except to the aggregate extent of the reserve for obsolete and slow moving inventories reflected on each of the Companies' books and records as of the date of the Financial Statements, the inventory of supplies, raw materials, work-in-progress and finished goods consists of items of a good condition and of a quality usable or merchantable in the ordinary course of business of the Companies and is recorded on the books and records of the respective Companies in compliance with the principles set forth in the SKF Financial Manual. The Purchaser was not provided with all the information necessary to determine that the inventories of the German and UK Companies are valued in accordance with Seller's Net Realizable Value Policy as defined in the SKF Financial Manual.


3.22    Environmental Matters


3.22.1 Except as disclosed on Schedule 3.22.1, under Applicable Law (as defined hereinafter) there were and are no emissions of effluents by the operations of any of the Companies which violate such Applicable Law.

        "Applicable Law" shall mean the current interpretation of existing applicable city, county, state and federal legislation and/or applicable city, county, state and federal administrative regulations existing on the date hereof relating to environmental protection. There were and are no emissions or effluents by the operations of any of the




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        Companies which violate applicable law.


        Except as disclosed on Schedule 3.22, the Companies possess all environmental, zoning or similar permits required for the conduct and operation of their respective businesses and are in compliance with all the requirements and limitations thereof and all such permits are in full force and effect.


        To the knowledge of the Seller and the Companies, there are no threatened proceedings against any Company on the grounds of violating Applicable Laws, including, without limitation, disposal and/or storage of industrial effluent, sewage and other wastes. The Company has adequate facilities and/or arrangements to comply with such Applicable Law.


3.22.2 With respect to any environmental problems which may arise and which constitute a breach of Seller's representations, warranties, guarantees and covenants under this Section 3.22, and with respect to the environmental matters disclosed in Schedule 3.22.1 hereto, Seller or a designated affiliate shall initiate, implement and direct, as promptly as practicable and in consultation with the purchaser, remediation measures to the extent necessary for the Sites to meet the Applicable Law (the "Remediation Measures"), and shall obtain any required approval of the Remediation Measures by the competent municipal, state and federal authorities (collectively the "Authorities"). The locations at which such environmental problems or matters are identified shall hereinafter be referred to as the "Site" or the "Sites". The Purchaser shall initially bear any costs of the Remediation Measures and the costs of obtaining the required Authority approvals (the "Remediation Costs"), but Seller shall subsequently indemnify the purchaser for the Remediation Costs to the extent such Remediation

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        Costs, together with the other claims listed in Section 5.6 of this
        Agreement, exceed DM 2,500,000.

        In the event the Seller or its designated affiliate fails to perform, as promptly as practicable, the Remediation Measures as required by the Authorities, the Purchaser shall set a reasonable deadline for such performance and shall inform the Seller of such deadline in writing. Upon expiration of the deadline, the Purchaser or its designee shall perform the Remediation Measures at the Seller's expense. The indemnification for such expenses shall not be subject to the limitations contained in Section 5.6 to the extent the delay in the performance of the Remediation Measures is caused by the Seller.


        Seller or its designated affiliate shall, and shall instruct any consultants and contractors it may use (the "Consultants") to, make fully available to the Purchaser and its authorized representatives or agents any and all data used by Seller or its designated affiliate and any Consultants in formulating any workplans for environmental investigations, and any proposed revisions thereto, and in assessing the Sites, including, but not limited to, all such data previously submitted, if any, and in the future proposed to be submitted, to the Authorities in connection therewith.


        Seller or its designated affiliate shall implement the Remediation Measures in respect to the Sites as required by the Authorities and as promptly as practicable. Seller or its designated affiliate shall consult with Purchaser in the choice of the Consultants, if any, to be used in connection with such implementation, and shall not use Consultants reasonably objectionable to the Purchaser. All Remediation Measures to be undertaken shall be coordinated with the Purchaser so as not to unduly disturb the manufacturing and business operations at the Sites.




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        The Purchaser hereby grants Seller or its designated affiliate and its
        Consultants reasonable access to the Sites in order to implement any Remediation Measures required by the Authorities.


        The Purchaser and Seller or its designated affiliate shall share with each other all reports, data, writings, technical information and communications concerning the investigation of the Sites and the implementation of any Remediation Measures. The Purchaser and the Seller or its designated affiliate anticipate that any such information may be used by them in the joint defense of any claims that may be asserted by the municipal, state and federal governments at the respective Site.


        The Purchaser and Seller intend that Seller or its designated affiliate shall interact with the Authorities in connection with the obtaining of the necessary approvals or permits, if any, and the implementation of any Remediation Measures. Seller or its designated affiliate shall keep the Purchaser fully informed, in advance, of the dates of all meetings with any Authority and shall provide the Purchaser with all information disclosed to any Authority, including copies of all correspondence sent to any Authority by any Consultants or Seller or its designated affiliate and received by either the Consultant, Seller or its designated affiliate from any Authority. The Purchaser and its authorized representatives or agents may, if they desire, be present at all meetings with any Authority. The Purchaser agrees that neither it nor its subsidiaries or affiliates shall independently provide information, meet, or otherwise communicate with, any Authority with respect to any Remediation Measures unless it believes that it has a legal obligation to do so.


        In the event that permits must be obtained in connection with any Remediation Measures, Seller or its designated affiliate and the Purchaser shall consult and agree with



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
        respect to the submission of applications for such permits in the name of the Company at which the Site is located, and the Purchaser shall cause the respective Company to sign any such applications, permits or other documents connected therewith.


3.23    Intellectual Property


        Schedule 3.23 hereto sets forth a complete and accurate list of all copyrights, patents, trademarks, tradenames, service marks, applications, registrations and licenses therefor, (such intellectual property together with know-how, collectively, the "Intellectual Property") owned by any Company or in which any Company has an interest or used by any Company in its business, and identifies whether such Intellectual Property is owned or used. All of the Companies have rights to all claimed inventions of any of their employees related to and useful to the businesses. Except as set forth on such Schedule
        3.23 hereto, no Company has licensed to any person any Intellectual Property listed on such Schedule or any other know-how of such Company. To the extent the Intellectual Property used by the Companies is not owned by the Companies, the Companies are authorized by the owners thereof to use such Intellectual Property. The Intellectual Property comprises all intellectual property necessary to permit the operation of the businesses of the Companies as now being conducted. None of the Intellectual Property is subject to any liens or other encumbrances. The conduct of the businesses of the Companies as now conducted does not, to the knowledge of the Seller or the Companies, conflict with or infringe upon any intellectual property of any third person in any way. There is nothing to prevent the current use of the corporate names and trade names (including but not limited to "Seeger," "Anderton" and "Waldes") by the Companies.

3.24    Wilischthal


        The closure of the Wilischthal facilities by Seeger-Orbis in Wilischthal GmbH ("SOWT") and the transfer of the assets and the business of the Wilischthal facilities to the UK Company do not violate any contractual or other commitments that the German Company may have entered into or become bound by in connection with the acquisition or operation of such facilities, and there are no claims, liabilities (including tax liabilities) or charges that have arisen or could arise out of the closure of these facilities which effect the Companies. Seller is the sole owner of all of the equity interests in SOWT, and such ownership shall in no event revert back to the German Company. Prior hereto, Seller and the German Company have provided for the cancellation of the provision in the Stock purchase Agreement relating to SOWT dated November 29, 1993 (Urkundennr. 2366 K/93 des Notars Dr. Kutter in Schweinfurt), as amended on December 22, 1994 (Urkundennr. 2917 K/94 des Notars Dr. Kutter in Schweinfurt), whereby the ownership of all of the equity interests in SOWT would revert back to the German Company under certain conditions.


3.25    Sale of Subsidiaries

        There are no claims, liabilities (including tax liabilities) or charges that have arisen or could arise out of the sale by the German Company of its equity interests in Seeger-Orbis S.A. Bruxelles in December 1991, Seeger Gesellschaft m.b.H. on March 3, 1993, Anderton Italia
        S.p.A. on June 2, 1993, and Seeger, Inc. on September 12, 1994.

3.26    Purchase of Salterfix


        There are no claims, liabilities (including tax liabilities) or charges that have arisen or could arise out of the acquisition by the UK Company of the assets of the Salterfix division of Salter Springs & Pressings Limited in December 1990.


3.27    Financial and Intercompany Debt


        Schedule 3.27 hereto contains a complete and accurate description of the Financial Debt (as defined below) of the Companies as of June 23, 1995 (the "Determination Date"). There is no other interest bearing debt.


        "Financial Debt" shall mean all financial debt of the Companies except for the positions below (using designations from the financial statements of the Companies prepared by the Seller and furnished to the Purchaser) (such positions hereinafter being referred to as the "Trade Receivables and Payables"):


          (i)   Trade accounts and acceptances receivable - SKF
                (net of reserves for doubtful accounts - SKF);

          (ii)  other current receivables - SKF;

          (iii) Trade accounts and acceptances payable - SKF; and

          (iv)  other current liabilities - SKF;

          (v) operating lease payments pursuant to a leasing contract dated January 1, 1991 amongst SKF Linear-Systeme and the German Company.


        Except for Financial Debt, Trade Receivables and Payables, rights and obligations arising under this Agreement and rights and obligations arising in the ordinary course of business, there are no financial relationships between the Companies and the Seller or any of its affiliates.

3.28 Date of Representations, Warranties, Guarantees and Covenants (Zusicherungen und Garantien)


        The representations, warranties, guaranties and covenants (Zusicherungen und Garantien) of Seller in this Agreement are true, accurate, and complete in all material respects as of the date hereof (or as of such other date specified in this Section 3) and shall survive the date hereof as provided in Section 5.12 below.



4.      Representations, Warranties, Guarantees and Covenants of Purchaser

        Purchaser and TTC represent, warrant, covenant and guarantee ("sichern zu i. S. v. Section 463 Satz 1 BGB und garantieren selbstandig") to Seller the following:

4.1 Purchaser is a limited liability company duly organized and validly existing under the laws of Germany, and has the corporate power to consummate the transactions contemplated by this Agreement. TTC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the corporate power to consummate the transactions contemplated by this Agreement.

4.2 Purchaser has full corporate power and authority under its Articles of Association under the laws of Germany to execute, deliver and perform this Agreement. TTC has full corporate power and authority under its Articles of Incorporation and By-laws under the laws of Delaware to execute, deliver and perform this Agreement.

4.3 The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate actions on the part of the Purchaser and TTC.

4.4 All representations, warranties, guarantees and covenants of Purchaser and TTC in this Agreement are true, accurate, and complete in all material respects as of the date hereof.

4.5 Immediately after the date hereof, Purchaser and TTC will cause the Companies to refrain from using, directly or indirectly, any trade name, trademark, service mark, firm name or component thereof in connection with "SKF".

5.     Consequences of Incorrect Representations,  Warranties, Guarantees and
       Covenants

5.1 Subject to the legal principles of (i) Schadens-minderungspflicht (mitigation of damages) (ii) Vorteilsausgleichung (adjustment of damages by benefits received) and (iii) knowledge of defects by the purchaser pursuant to Section 460 of the German Civil Code ("BGB") (Kenntnis des Kaufers hinsichtlich Mangeln) other than matters listed as "Scheduled Defects" on any schedule attached to this Agreement and which may lead to liabilities, losses or damages suffered or incurred by the Purchaser or the Companies (the "Scheduled Defects"), Seller hereby agrees to indemnify for and hold the Purchaser and the Companies harmless against, pursuant to Section 463 BGB, any liabilities, losses or damages suffered or incurred by the Purchaser or the Companies, including interest thereon (as well as reasonable outside attorney's fees incurred by them in connection with any action, suit, proceeding, demand, assignment or judgment incident to any of the matters indemnified against in this
       Section 5), as a result of a breach or inaccuracy of any representation, warranty, guaranty or covenant by Seller contained in this Agreement. Purchaser will inform

       Seller of the final resolution of any Scheduled Defect or any change to or any elimination of any reserve in respect to any Scheduled Defect.

5.2 Subject to the legal principles as set forth in Section 5.1, Seller agrees to indemnify for and hold Purchaser and the Companies harmless against any liabilities, losses and damages resulting from product liability claims and product recalls with respect to products delivered by any of the Companies prior to the date hereof.

5.3 Subject to the legal principles as set forth in Section 5.1, Seller shall bear any additional tax liability, including interest and penalty, resulting from a tax assessment against any of the Companies with respect to any tax periods or tax returns filed prior to the date hereof.

5.4 Subject to the legal principles as set forth in Section 5.1, Seller agrees to indemnify for and hold Purchaser and the Companies harmless against any liabilities, losses and damages resulting from the Scheduled Defects.

5.5 Claims for indemnification by Purchaser under this Section 5 can be asserted only to the extent that the liabilities, losses or damages suffered by Purchaser or any of the Companies have not been or will not be reimbursed to the Purchaser or any of the Companies by an insurance company under an insurance policy of any of the Companies existing prior to the date hereof. No claim for indemnification shall be brought by the Purchaser with respect to any item or matter fully and accurately reflected and reserved against in the Financial Statements.

5.6    Seller shall not be liable under Section 5 unless the aggregate amount of
       (i) the claims for indemnification under Sections 5.1, 5.2, 5.3 and 5.4, and (ii) any claims arising under the U.S. Asset Agreement as provided in Section 7.1 (collectively, the "Aggregate Claims") exceeds the sum (such sum hereinafter referred to as the "Basket") of (x) DM 2,500,000, (y) the amount by which the reserve in the Financial Statements for any Scheduled Defect exceeds the amount actually paid to satisfy claims pursuant to such Scheduled Defect, and (z) the amount by which such reserve in the Financial Statements was changed or eliminated subsequent to the date hereof. In addition, the Seller shall only be liable for the amount by which the Aggregate Claims exceed the Basket. This limitation shall not apply to liabilities, losses or damages for breaches of the representations, warranties, guarantees and covenants in Sections 3.1, 3.2, 3.4, 3.5, 3.6, 3.7, 3.24, and 3.25 of this Agreement.

5.7 Purchaser agrees to give the Seller prompt written notice of any event, or any written claim by a third party (including tax and other government authorities), of which it obtains knowledge, which could give rise to any liabilities, losses or damages as to which it may require indemnification under this Agreement. Such written notice shall set forth the basis on which a claim for indemnity hereunder is requested and, in the case of claims by third parties, shall advise the Seller whether the Purchaser intends to contest same. The Purchaser shall have the right to contest such claim, in which case the Seller shall have the right to be represented, at its own expense, by its own counsel, its participation to be subject to the reasonable direction of the Purchaser.

5.8 If the Purchaser determines not to contest such claim, the Seller shall have the right, at its own expense to contest and defend against such claim by giving written notice to the Purchaser within fifteen days after the receipt of the Purchaser's notice that it intends not to contest. If the Seller determines to contest such claim, the Purchaser shall have the right to be represented, at its own expense, by its own counsel, its participation to be subject to the reasonable direction of the Seller. If the Seller determines to contest such claim, it shall be deemed to have agreed that such claim is subject to indemnification hereunder to the extent the amount of the settlement or judgment exceeds the amount for which the Purchaser was willing to settle initially pursuant to Section 5.10. If the Seller determines to settle such claim, such settlement shall be subject to Section 5.10 hereof. If the Seller fails to undertake the defense of or settle or pay any such third-party claims within 15 days after the Purchaser has given written notice to the Seller advising that the Purchaser does not intend to contest such claim, or if the Seller, after having given notice to the Purchaser that it intends to contest such claim, fails promptly to defend, settle, or pay such claim, then the Purchaser may take any and all necessary action to dispose of such claim, including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, and the Seller shall be liable to indemnify, upon demand, the Purchaser for the full amount of the indemnity claim thereof.

5.9 In any case, each party shall make available to the other and its attorney at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim and the party contesting any such claim shall be furnished with all reasonable assistance in connection therewith by the other party or parties.

5.10 In the event that a party desires to settle any such third-party claim, the settling party shall advise the other party in writing of the terms of the proposed settlement. If such proposed settlement is unsatisfactory to such other party, such other party shall have the right, at its expense, to contest such claim by giving written notice of such election to the settling party within 15 days of such other party's receipt of the advice of the proposed settlement. If such other party delivers no such written notice within such 15 days, the settling party may offer the proposed settlement to the third party making such claim. If the proposed settlement is not accepted by the third party making such claim, any new proposed settlement which the settling party may wish to present to the third party making such claim shall again be subject to the provisions of this Section 5.10.

5.11 The Purchaser's determination not to contest a claim by a third party shall in no event constitute a waiver of the Purchaser's right to request indemnification from the Seller under this Section 5 for Purchaser's liabilities, losses or damages in connection with such claim.

5.12 The period during which claims under the respective representations, warranties, guarantees and covenants of Seller contained in Section 3 and of Purchaser contained in Section 4 shall be pursuable until June 30, 1996, except that such period for claims (i) under Section 3.9 or resulting from Scheduled Defects based on claims by third parties shall be determined by the statute of limitations applicable to such claims,
        (ii) under Section 3.22 shall be June 30, 1998, and (iii) for claims under Section 3.1 and 3.5 shall be 30 years after the date hereof.


6.     Additional Agreements

6.1    Efforts for Consummation

       Subject to the terms and conditions provided herein, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this

       Agreement and to cooperate with each other in connection with the foregoing.

6.2    Board of Directors, Management

       Seller will cause all shareholder members of the German Company's Supervisory Board (Aufsichtsrat) or Advisory Committee
       (Beirat/Verwaltungsrat), if any, to resign as of the date hereof. The respective letters of resignation have been submitted to the Purchaser concurrent herewith.

6.3    Konigstein Real Property

       Purchaser acknowledges and accepts that prior hereto the German Company has concluded and notarized an agreement for the sale of certain real estate in Konigstein-Schneidhain (surplus land of approx. 16,500 qm as per the map attached as Schedule 6.3 hereto, hereinafter defined as the "Konigstein Real Property") to the Seller for the price of DM 3,500,000 (Deutsche Mark three million five hundred thousand). The parties hereto undertake to cause the transaction contemplated in such agreement to be consummated as promptly as practicable. Seller shall indemnify and hold Purchaser, its affiliates and the German Company harmless from any and all costs (including reasonable advisor fees), taxes (including, but not limited to, real estate transfer taxes, if any, incurred in connection with transactions contemplated herein and income taxes payable on any gain realized in connection with the transfer of the Konigstein Real Property), fees, expenses, losses or damages incurred in connection with the sale of the Konigstein Real Property to the Seller or any liability, including environmental liability relating to the Konigstein Real Property. Purchaser shall involve the Seller in any tax assessment relating to the Konigstein Real Property which may require indemnification under this Section 6.3. This obligation to indemnify shall not be subject to the limitations set forth in Section 5.6 of this Agreement and shall survive the date hereof for a period of 30 years, and any claim hereunder must be asserted in writing prior to such expiration date.


6.4    Seller's Obligation Not to Compete

6.4.1 For a period of 3 years from the date hereof, Seller shall not compete, directly or indirectly, with the Companies in the geographic areas and the lines of business of the Companies as of the date hereof; in particular, Seller shall not hold any interest, directly or indirectly, in any company or other entity which competes with any Company, and shall not support such company or other entity in any other way. This prohibition does not apply in the event that Seller, after the date hereof, will become the direct or indirect owner of a business, which in part but not as a whole, competes with the Companies (such competing part being hereinafter referred to as the "Competing Business"), provided that
       (i) Purchaser shall be granted, immediately after Seller becomes the direct or indirect owner of the Competing Business, a right of first purchase/refusal with respect to the Competing Business, and (ii) Seller shall divest of the Competing Business within one year after Seller became its direct or indirect owner. Furthermore, this prohibition does not apply to the ownership of stock up to 5% in a publicly traded company solely for investment purposes.

       For purposes of this provision, geographic area shall mean those countries where the Companies operate on the date hereof.

6.4.2 Seller covenants not to offer, or to allow any of its affiliates to offer, any employment to any current or future employees of the Companies. Except as provided in employment agreements existing at the date hereof, Seller covenants not to employ, or to allow any of its affiliates to employ, any current or future employees of the Companies. The covenants in this Section 6.4.2 shall expire one year from the date hereof.

6.4.3  For each breach by the Seller of the covenants set forth in Sections
       6.4.1 and 6.4.2 hereof, Seller shall pay to Purchaser a contractual penalty of DM 40,000. If Seller continues to breach the covenant after receiving a written demand from Purchaser, Seller shall pay an additional penalty of DM 40,000 for each calendar month during which the breach continues. This penalty is in addition to any other legal remedies which Purchaser may have, including the right to request injunctive relief or to claim damages in excess of the penalty.

6.4.4 To the extent permitted by law, the Sections 74 et seq. HGB shall not apply to this covenant not to compete.


6.5    Right of First Refusal of Orbis GmbH

       Seller undertakes to effect as promptly as practicable the removal from the respective Land Register of the right of first refusal by Orbis GmbH in respect to certain real estate owned by the German Company and located in Konigstein.

6.6    Retirement of Financial Debt

       On the day hereof the Purchaser shall retire or cause to be retired the Financial Debt (as defined in Section 3.27 above) plus accrued interest, and TTC hereby separately guarantees Purchaser's obligation to retire the Financial Debt. However, the Trade Receivables and Payables (as defined in Section 3.27 above) shall be cleared among the Companies and the Seller and its affiliates in the ordinary course of business.

       With respect to the cash pooling arrangement which the German Company maintains with Dresdner Bank in Schweinfurt (the "Account"), Purchaser and Seller recognize that deposits may be made into, or debits drawn against the Account subsequent to the Determination Date (as defined in Section 3.27 above). Seller and the German Company have attempted and will attempt to maintain the status quo on the Account at the end of each day subsequent to the Determination Date. Within ten (10) days from the date hereof, there shall be a reconciliation amongst the parties hereto for any activity on the Account since the Determination Date, with any balance due the Purchaser or the Seller, as the case may be, paid by the other party within five (5) days after the completion of the reconciliation. In the course of such reconciliation the parties will furnish each other with the information necessary to determine the activity on the Account and to achieve such reconciliation.


6.7    Miscellaneous Documents

       Seller shall, as promptly as practicable, deliver to Purchaser executed copies of (i) the agreement among the German Company and Aktiebolaget SKF to terminate the service agreement dated February 29, 1985 and September 6, 1985 as of the date hereof, (ii) the agreement among SKF Treasury Center AB and the UK Company providing for the termination of a loan agreement dated April 5, 1995, (iii) the notarized agreement providing for the purchase of the Konigstein Real Property, and (iv) the approval by the German Company and the Seller of the self-dealing provision of the German Civil Code (Section 181) in respect to the asset transfers of the German Company in 1984.

7.     Ancillary Documents and Related Actions

       In addition to the transactions contemplated herein, the parties shall enter into the following agreements and take the following action:

7.1 The US Asset Agreement is being concluded and the transactions contemplated therein are being [consummated]? [on the date hereof.]

7.2 Seller agrees to permit TTC, the Purchaser and the Companies to use the Seller's data processing services at reasonable cost for a period of ninety (90) days from the date hereof.

8.     Covenant to Discontinue the Use of Names and Name Components

       Seller undertakes to, after the date hereof, refrain from using, and will ensure that its affiliates will not use, directly or indirectly (by any affiliated enterprise), unless expressly permitted by the Purchaser, any
       trademark,  tradename,   firm  name,  service  mark  or component thereof
       exclusively being used or owned by the Companies, including but not limited to "Seeger", "Waldes" and "Anderton".


9.     Notices

       Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon delivery thereof to the party to be notified (in the case of a fax, by delivery with confirmation of receipt), in each case to the address of the party to be notified, as follows:

       (a)     If to Purchaser:

               TransTechnology Corporation
               700 Liberty Avenue
               Union, New Jersey 07083-8198
               U.S.A.
               Attention: General Counsel
               Telephone: 001-908-964-5666
               Telefax:  001-908-688-8618


               With copies to:

               Jones, Day, Reavis & Pogue
               Triton House
               Bockenheimer Landstrasse 42
               60323 Frankfurt am Main
               Germany
               Attention: Partner-in-Charge
               Telephone: (49)(69) 9726 3939
               Telefax:    (49)(69) 9726 3993


       (b)     If to Seller:

               SKF GmbH
               Gunnar-Wester-Str. 12
               97421 Schweinfurt
               Germany
               Attention: Geschaftsfuhrer
               Telephone: 0049-9721-563308
               Telefax:  0049-9721-563499


               With copies to:

               SKF Group Headquarters
               Hornsgatan 1
               41550 Goteborg
               Sweden
               Attention: General Counsel
               Telephone: 0046-31-371807
               Telefax:  0046-31-371691


10.    Miscellaneous Provisions

10.1 Neither party shall assign or delegate this Agreement or any rights, obligations or claims arising hereunder to a third party, except that the Purchaser may effect such assignment or delegation to an affiliate or to the bank which is financing the transactions effected hereunder.
       However, Seller and Purchaser are entitled to assign any such claims against the respective counter-party or counter-parties to an enterprise related to the respective party (verbundenes Unternehmen) within the meaning of Sections 15 of the German Stock Corporation Act (Aktiengesetz).


10.2 Where a statement contained in this Agreement is said to be to "Seller's or the Companies' knowledge" (or words of similar import) such expression means that, after having conducted an inquiry and due diligence review, the management of Seller or any of the Companies, as the case may be, has reason to believe the statement to be true, accurate, and complete in all material respects. Purchaser shall be deemed to have all knowledge of all persons who have, on its behalf, participated directly in the negotiations concerning this Agreement.


10.3 The Purchaser will bear all transfer taxes and fees which may result from the sale and transfer of the Shares from Seller to Purchaser, such as real estate transfer tax, notary's fees, filing and recording fees, except for such costs, fees, expenses, losses or damages as set forth in
       Section 6.3 of this Agreement.


10.4 Amendments and alterations to this Agreement, including this Section 10.4, are only valid if they are made in the form of this present Agreement.


10.5 Neither party shall make any public announcement of the transactions contemplated herein except at a time and in a manner agreed by both parties in writing or required under the applicable laws and regulations.


10.6 The parties shall treat as confidential and not disclose to any third party either the contents or the existence of this Agreement, except that relevant information may be submitted to pertinent authorities.

10.7 All representations, warranties, guarantees and covenants made by the parties in or pursuant to this Agreement shall survive the date hereof. There are no representations, warranties, guarantees or covenants of Seller beyond those contained in Sections 3, 5, 6 and 8 hereof.


10.8 Notwithstanding Purchaser's remedies against Seller pursuant to Section 5 hereof, Purchaser waives any additional remedies he may have against Seller pursuant to Sections 459 et seq. BGB resulting from the breach of or from inaccuracies in the representations, warranties, guarantees and covenants contained in Sections 3, 5, 6 and 8 hereof.


10.9 In the event that any provision of this Agreement shall finally be determined by a competent court or tribunal to be unlawful or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful or unenforceable, there shall be substituted a provision of similar meaning reflecting the original intent of the parties to the extent permissible under applicable laws.



10.10  The language of this Agreement is English.


10.11 This Agreement and all connected and arising rights and obligations, except for the US Asset Agreement and compulsory laws relevant to the Companies in their respective jurisdictions, are governed by German Law. Place of venue is Frankfurt/Main.

SKF GMBH                      TRANSTECHNOLOGY SEEGER  -  ORBIS
                              GMBH, currently doing business as
                              kimo Buroservice GmbH

By:                           By:
   -----------------              -----------------------------
   Andreas Hartmann,              Michael Berthelot,
   Prokurist                      Geschaftsfuhrer

                              TRANSTECHNOLOGY CORPORATION

By:                           By:
   -----------------              -----------------------------
   Hans Adams,                    Michael Berthelot,
   Prokurist                      Chairman, President and
                                  Chief Executive Officer